As filed with the Securities and Exchange Commission on June 24, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RADIO ONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1166660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5900 PRINCESS GARDEN PARKWAY, 7TH FLOOR

LANHAM, MD 20706

(Address of principal executive offices)

Amended and Restated

1999 Stock Option and Restricted Stock Grant Plan

(Full title of the plan)

ALFRED C. LIGGINS, III

CHIEF EXECUTIVE OFFICER

5900 PRINCESS GARDEN PARKWAY, 7TH FLOOR

LANHAM, MD 20706

(301) 306-1111

(Name, address, and telephone number of agent for service)

With copies to:

NORMA M. SHARARA

BUCHANAN INGERSOLL PC

1776 K STREET, N.W., SUITE 800

WASHINGTON, D.C. 20006

(202) 452-7900

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Per Share Offering Price (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class D common stock, $.001 par value per share (4)	5,000,000	$15.45	$77,250,000	$9,787.58	(3)

(1)	The shares of Class D common stock, $.001 par value per share (the “Class D Common Stock”), set forth in the Calculation of Registration Fee table and which may be offered pursuant to this registration statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the Common Stock as may be offered or issued as a result of any stock splits, stock dividends or similar transactions.
(2)	The offering price per share and aggregate offering price have been estimated, solely for the purposes of determining the registration fee, pursuant to Rule 457(h) on the basis of the high and low prices of Radio One, Inc.’s Class D Common Stock reported on the Nasdaq National Market on June 21, 2004.
(3)	Calculated pursuant to Section 6(b) of the Securities Act.
(4)	Reported under the symbol ROIAK on the Nasdaq National Market.

INCORPORATION OF PRIOR REGISTRATION STATEMENTS BY REFERENCE

Pursuant to General Instruction E to the Form S-8, Radio One, Inc. (the “Company”), hereby incorporates by reference into this Registration Statement the contents of the Company’s earlier Registration Statements on Form S-8 (File Nos. 333-100711, 333-62718, and 333-42342) relating to the Company’s Amended and Restated 1999 Stock Option and Restricted Stock Grant Plan and amendments thereto.

Certain financial statements included in the Annual Report of the Company on Form 10-K with respect to the year ended December 31, 2003 and incorporated herein by reference were audited in part by Arthur Andersen LLP. After reasonable efforts, the Company has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of its audit report dated March 18, 2002 into this registration statement. Accordingly, Arthur Andersen LLP will not be liable to investors under Section 11(a) of the Securities Act because it has not consented to being named as an expert in this registration statement, and therefore such lack of consent may limit the recovery by investors from Arthur Andersen LLP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Radio One, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lanham, State of Maryland, on June 24, 2004.

RADIO ONE, INC.

By:	/s/ Scott R. Royster
Scott R. Royster
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on June 24, 2004.

By:	/s/ Alfred C. Liggins, III
Alfred C. Liggins, III
Chief Executive Officer, President, Treasurer and Director
(Principal Executive Officer)

By:	/s/ Catherine L. Hughes
Catherine L. Hughes
Chairperson of the Board of Directors and Secretary

By:	/s/ Brian W. McNeill
Brian W. McNeill
Director

By:	/s/ Terry L. Jones
Terry L. Jones
Director

By:	/s/ L. Ross Love
L. Ross Love
Director

By:	/s/ D. Geoffrey Armstrong
D. Geoffrey Armstrong
Director

By:	/s/ Ronald E. Blaylock
Ronald E. Blaylock
Director

INDEX TO EXHIBITS

Exhibit 4.1	Radio One, Inc. Amended and Restated 1999 Stock Option and Restricted Stock Grant Plan (incorporated by reference to Radio One’s definitive proxy statement (File No. 0-25969) filed on April 27, 2004).

Exhibit 5.1	Opinion of Buchanan Ingersoll PC, filed herewith.

Exhibit 23.1	Consent of Buchanan Ingersoll PC (included in Exhibit 5.1).

Exhibit 23.2	Consent of Arthur Andersen LLP is omitted pursuant to Rule 437a.

Exhibit 23.3	Consent of Ernst & Young LLP, filed herewith.